Exhibit 99.2
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
     This Amended and Restated Employment Agreement (this “Agreement”) is made effective as of September 8, 2008 (the “Effective Date”), by and between Premier Exhibitions, Inc., a Florida corporation (the “Company”), and Kelli L. Kellar (the “Executive”).
WITNESSETH:
     WHEREAS, the Company and the Executive entered into an Employment Agreement (the “Original Agreement”) effective as of November 27, 2007, to ensure the availability of the Executive’s services to the Company; and
     WHEREAS, the Company and the Executive now desire to amend and restate the Original Agreement;
     NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive hereby agree as follows:
     1. Term of Employment.
          (a) Continuation of Employment. The Company hereby offers to continue the employment of the Executive, and the Executive hereby agrees to continue employment with the Company, subject to the terms and conditions set forth in this Agreement.
          (b) Term. The term of this Agreement shall commence as of the Effective Date and shall remain in effect through November 27, 2010 (subject to Section 7(a), the “Term”).
     2. Duties.
          (a) General Duties. The Executive shall serve as the Company’s Accounting Officer.
          (b) Best Efforts. The Executive covenants to use her best efforts to perform her duties and discharge her responsibilities pursuant to this Agreement in a competent, diligent, and faithful manner.
          (c) Location of Employment. The Executive shall work at the Company’s headquarters located at 3340 Peachtree Road, NE, Suite 2250, Atlanta, GA 30326.
     3. Compensation and Expenses.
          (a) Base Salary. For the services of the Executive to be rendered by her under this Agreement, the Company will pay the Executive an annual base salary of $150,000 (as increased from time to time, the “Base Salary”), which shall be subject to minimum four percent annual increases. The Company shall pay the Executive her Base Salary in accordance with the Company’s standard payroll practices and in equal installments no less than semi-monthly. The Base Salary may be increased, but cannot be reduced, during the Term.
          (b) Performance Bonus.
                (i) Subject to the approval by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), which approval shall be based on pre-determined objective and reasonable criteria, the Executive shall be entitled to receive quarterly, semi-annual or annual bonuses of between zero percent and 60 percent of the Base Salary for achieving and/or exceeding target results. The percentage of Base Salary payable as a performance bonus based on the Executive achieving or exceeding target results may be increased, but cannot be reduced, during the Term.
                (ii) For quarterly performance bonuses, the bonus for the first, second and third quarters of a given year shall be paid during such year and the performance bonus for the fourth quarter shall be paid no earlier than January 1st and no later than December 31st of the year following such given year; for semi-annual performance bonuses, the bonus for the first half of a given year shall be paid during such year and the performance bonus for the second half of such year shall be paid no earlier than January 1st and no later than December 31st of the year following such given year; and for annual performance bonuses, the bonus for a given year shall be paid no earlier than January 1st and no later than December 31st of the year following such given year.
          (c) Expenses. In addition to any compensation received pursuant to this Section 3, the Company shall reimburse the Executive for all reasonable, ordinary and necessary travel, entertainment and other expenses incurred in connection with the performance of her duties under this Agreement, provided that the Executive promptly and properly accounts for such expenses to the Company in accordance with the Company’s policies and practices. Any reimbursements shall be paid to the Executive not later than December 31st of the year following the year in which the Executive incurs the expense, and the amount of reimbursable expenses in one year shall not increase or decrease the amount of reimbursable expenses in a subsequent year.
     4. Benefits.
          (a) Personal Days. For each calendar year during the Term, the Executive shall be entitled to six paid personal days.
          (b) Vacation. For each calendar year during the Term, the Executive shall be entitled to three weeks of vacation without loss of compensation or other benefits to which she is entitled under this Agreement. Notwithstanding the foregoing, the Executive acknowledges and agrees that to the extent reasonably necessary she will be responsible for performing her duties and responsibilities as Chief Accounting Officer during any such vacation. The Executive shall take her vacation at such times as the Executive may select and as the affairs of the Company or any of its subsidiaries or affiliates may permit.

          (c) Employer Benefit Programs. In addition to the compensation to which the Executive is entitled pursuant to the provisions of Section 3, during the Term the Executive will be entitled to participate in any stock option plan, stock purchase plan, pension or retirement plan, and insurance or other employee benefit plan that is maintained at that time by the Company for its employees, including, but not limited to, programs of life, disability, medical and dental insurance.
                (i) The Company shall pay the annual premium for health insurance for the Executive and her family through the term of this agreement. The Executive shall have the option, in her discretion, to choose the health insurance plan provided to the Company’s employees, or to choose a different health insurance plan.
     5. Termination.
          (a) Termination for Cause. The Company may terminate the Executive’s employment pursuant to this Agreement for “Cause” upon the occurrence of any of the following events:
                (i) the Executive is convicted of a crime involving moral turpitude, dishonesty, fraud, or any crime relating to the Company;
                (ii) the Executive engages in conduct that constitutes gross neglect or gross misconduct in carrying out her duties under this Agreement; or
                (iii) the Executive fails to perform any material obligation set forth in this Agreement and such failure is not cured by the Executive within 30 days after written notice to the Executive by the Company.
          (b) Death. This Agreement and the Company’s obligations hereunder will terminate upon the death of the Executive.
          (c) Disability. This Agreement and the Company’s obligations hereunder will terminate upon the “Disability” of the Executive. For purposes of this Agreement, “Disability” shall mean that for a period of six months in any 12-month period, the Executive is incapable of substantially fulfilling the duties set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease as determined by an independent physician mutually acceptable to the Company and the Executive.
          (d) Voluntary Termination. Prior to any other termination of this Agreement, the Executive may terminate her employment with the Company at any time upon 30 days’ prior written notice to the Company.
          (e) Voluntary Termination for Good Reason. Notwithstanding Section 5(d) and prior to any other termination of this Agreement, during the six-month period following the Effective Date, the Executive may terminate her employment with the Company for “Good Reason.” The Executive shall notify the Company within 30 days after the occurrence of an event giving rise to a Good Reason and the Company shall have 60 days to remedy the condition, and if remedied by the Company within such 60-day period, no Good Reason shall exist on account of the remedied event. “Good Reason” shall mean the inability of the Executive, in the Executive’s reasonable judgment, to work with the other members of the Company’s senior management team in furtherance of the Company’s strategic objectives.
          (f) Termination without Cause. The Company may terminate the Executive’s employment pursuant to this Agreement without “Cause” at any time.
     6. Separation Pay and Benefits.
          (a) Upon any termination of the Executive’s employment pursuant to Section 5(a) (“Termination for Cause”), Section 5(b) (“Death”) or Section 5(d) (“Voluntary Termination”), the Executive (or her legal representative, if applicable) shall be entitled to any unpaid compensation and benefits that have accrued as of and through the date of termination, to be paid within 60 days of the Executive’s termination.
          (b) Upon any termination of the Executive’s employment pursuant to Section 5(c) (“Disability”), the Executive (or her legal representative, if applicable) shall be entitled to any unpaid compensation and benefits that have accrued as of and through the date of termination. If the Company has a disability policy in effect at the time of the termination under which the Executive is entitled to receive benefits as a result of the Disability, and the Executive’s termination of employment qualifies as a “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code), and the Treasury Regulations and other official guidance issued thereunder (collectively, “Section 409A”), then the Executive (or her legal representative, if applicable) shall also be entitled to receive continuation of the Executive’s Base Salary from the date of termination through the date that the Executive begins to receive benefits under such disability policy, but in no event for a period longer than six months. Any Base Salary continuation shall be paid in accordance with the Company’s standard payroll practices; provided, however, in the event that Section 409A requires the payment of such severance pay to be delayed by six-months following the Executive’s termination, the Base Salary that otherwise would have been paid to the Executive during such six-month period shall instead be paid in a lump sum on the six-month anniversary of the Executive’s separation from service or within 30 days thereof.
          (c) Upon any termination of the Executive’s employment pursuant to Section 5(e) (“Voluntary Termination for Good Reason”) or Section 5(f) (“Termination without Cause”), then if the Executive executes the Release and Waiver required by Section 10 and such Release and Waiver is not revoked on or before the expiration of the revocation period thereof, and the Executive has complied with the return of property and information provision set forth in Section 9, then the Executive shall be entitled to the following:
                (i) any unpaid compensation and benefits that have accrued as of and through the date of termination, to be paid within 60 days of the Executive’s termination;
                (ii) provided that the termination qualifies as a separation from service for purposes of Section 409A, and except as otherwise provided by Section 7(b), separation pay in an amount equal to one year’s Base Salary, payable in accordance with the Company’s standard payroll practices and in equal installments no less than semi-monthly, for the one-year period commencing on the date of the Executive’s separation from service (or to the extent required by Section 409A, the six-month anniversary of such separation from service) or within 30 days thereof;
               (iii) continuation of medical and dental insurance for the one-year period following the Executive’s separation from service; and
               (iv) for any stock options or awards of restricted stock that have been outstanding for less than one year, the immediate vesting of the portion of such outstanding stock options and restricted stock that would have vested by the one-year anniversary of their respective dates of grant had the Executive’s employment continued through such date.
     7. Change in Control.
          (a) Extension of Term. Upon the occurrence of a “Change in Control” of the Company, if there is less than one year remaining in the Term as of the date on which the Change in Control occurs (the “Change in Control Date”), then the Term shall automatically be extended until the one-year anniversary of the Change in Control Date.
          (b) Enhanced Severance Pay and Benefits. In the event of the termination of this Agreement by the Company without Cause during the one-year period following a Change in Control of the Company, then:
                (i) except as otherwise reduced by Section 7(c)(ii), the separation pay payable under Section 6(c)(ii) shall be an amount equal to 300 percent of one year’s Base Salary;
                (ii) so long as the definition of Change in Control in this Agreement qualifies as a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets for purposes of Section 409A, then the separation pay payable under Section 6(c)(ii) shall be paid in a lump sum upon Executive’s separation from service (or to the extent required by Section 409A, the six-month anniversary of such separation from service) or within 30 days thereof; and
                (iii) notwithstanding Section 6(c)(iii), all outstanding unvested stock options and restricted stock shall immediately vest in full.
          (c) Modified Tax Gross-Up.
                (i) In the event that any payment or benefit to be received by the Executive in connection with a Change in Control, whether such payments or benefits are received pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company (all such payments and benefits referred to as the “Total Payments”) exceed 330 percent of the Executive’s “Base Amount” (as such term is defined in Section 1.280G-1 of the Treasury Regulations) such that a portion of the Total Payments would be subject to the excise tax imposed by Section 4999 of the Code (such tax, together with any interest and penalties, being hereafter collectively referred to as the “Excise Tax”), then the Company shall pay to the Executive such additional amounts (the “Gross-Up Payment”) as may be necessary to place the Executive in the same after-tax position (taking into account the fact that the Gross-Up

Payment itself is or may be subject to federal, state and local income, employment and excise taxes) as if no portion of the Total Payments had been subject to the Excise Tax. The amount of the Gross-Up Payment shall be calculated at the Company’s expense using the highest marginal tax rates, and shall be calculated by the accounting firm employed by the Company. The Gross-Up Payment shall be made no later than March 15th of the year following the year in which the Executive’s separation from service occurs. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income, employment and excise tax imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state and local income, employment and excise tax deduction). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined.
                (ii) In the event that the Total Payments do not exceed 330 percent of the Executive’s Base Amount, then the amount of the separation pay payable under Sections 6(c)(ii) and 7(b)(i) will be reduced to the minimum extent necessary so that no portion of the Total Payments due to the Executive on account of a Change in Control of the Company, determined after such reduction, is subject to the Excise Tax.
          (d) Definition of “Change in Control.” For purposes of this Agreement, a “Change in Control” of the Company shall mean the occurrence of any one of the following events: (i) during the Term, a majority of the Directors on the Board as of the Effective Date (the “Incumbent Board”) no longer comprises a majority of the Board of Directors of the Company; provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Section 7(d)(i), considered as though such person were a member of the Incumbent Board; (ii) any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (other than the Executive or entities controlled by the Executive), becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under that act, of 30 percent or more of the voting power of the Company; or (iii) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting power of the Company, all of the voting power or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

     8. Restrictive Covenants.
          (a) Competition with the Company. The Executive covenants and agrees that, during the Term, the Executive will not, without the prior written consent of the Company, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), compete with the Company. Notwithstanding this restriction, the Executive shall be entitled to invest in stock of other competing public companies so long as her ownership is less than five percent of such company’s outstanding shares.
          (b) Disclosure of Confidential Information. The Executive acknowledges that during her employment with the Company she will gain and have access to confidential information regarding the Company and its subsidiaries and affiliates. The Executive acknowledges that such confidential information as acquired and used by the Company or any of its subsidiaries or affiliates constitutes a special, valuable and unique asset in which the Company or any of its subsidiaries or affiliates, as the case may be, holds a legitimate business interest. All records, files, materials and confidential information (the “Confidential Information”) obtained by the Executive in the course of her employment with the Company shall be deemed confidential and proprietary and shall remain the exclusive property of the Company or any of its subsidiaries or affiliates, as the case may be. The Executive will not, except in connection with and as required by her performance of her duties under this Agreement, for any reason use for her own benefit or the benefit of any person or entity with which she may be associated, disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior consent of the Board of Directors of the Company, unless such information previously shall have become public knowledge through no action by or omission of the Executive.
          (c) Subversion, Disruption or Interference. At no time during the term of this Agreement shall the Executive, directly or indirectly, interfere, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the employees of, or consultants to, the Company to terminate their relationship with or compete with or ally against the Company or any of its subsidiaries or affiliates in the business in which the Company or any of its subsidiaries or affiliates is then engaged in.
          (d) Enforcement of Restrictions. The parties hereby agree that any violation by the Executive of the covenants contained in this Section 8 will likely cause irreparable damage to the Company or its subsidiaries and affiliates and may, as a matter of course, be restrained by process issued out of a court of competent jurisdiction, in addition to any other remedies provided by law.
     9. Return of Property and Information. The Executive agrees that when her employment with the Company ends, she will immediately return to the Company all property, data, information and knowledge which are in her possession or under her control, including without limitation all documents, forms, correspondence, financial records and forecasts, operation manuals, notebooks, reports, proposals, computer programs, software, software documentation, employee handbooks, supervisor’s manuals, lists of clients and referral sources, client data, and all copies thereof, relating in any way to the business of the Company, whether relating to the Company directly or to a client of the Company, made or obtained by the Executive during her employment with the Company, whether or not such data, information, or knowledge constitute Confidential Information.
     10. Release and Waiver.
          (a) In exchange for the separation pay and benefits under Section 6 to which the Executive would not otherwise be entitled, the Executive shall generally and completely release the Company, its subsidiaries and affiliates, and its directors, officers, executives, shareholders, partners, agents, attorneys, predecessors, successors, insurers and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to or at the Executive’s termination. Such general release shall include, but shall not be limited to: (i) all claims arising out of or in any way related to the Executive’s employment with the Company or the termination of that employment; (ii) all claims related to the Executive’s compensation or benefits from the Company, including salary, bonuses, incentive compensation, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, restricted stock, or any other ownership or equity interests in the Company, or its subsidiaries or affiliates under all state and federal statutes such as the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement and Income Security Act, the Georgia Labor Law and any similar state or local statute, regulation or order; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under, for example, the Age Discrimination in Employment Act (the “ADEA”), Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Equal Pay Act, the Family Medical Leave Act and any similar State or local statute, regulation or order. Notwithstanding the foregoing, the Executive shall not be required to release the Company or its subsidiaries or affiliates from: (A) any obligation to indemnify the Executive pursuant to the articles and bylaws of the Company, this Agreement, any applicable directors and officers liability insurance policy, and applicable law; or (B) any obligations to make payments to the Executive under Section 6. The Executive shall be required to represent that she has no lawsuits, claims or actions pending in her name, or on behalf of any other person or entity, against the Company or its subsidiaries or affiliates, or any other person or entity subject to the release to be granted under this Section 10.
          (b) The Executive shall acknowledge that: (i) she is knowingly and voluntarily waiving and releasing any rights she may have under the ADEA; (ii) that the consideration given for the waiver and release (i.e., the additional consideration to be provided under Section 6) is in addition to anything of value to which she is already entitled; and (iii) that she has been advised, as required by the ADEA, that: (A) her waiver and release does not apply to any rights or claims that may arise after the date that she signs such release; (B) she should consult with an attorney prior to signing the release (although she may choose voluntarily not to do so); (C) she has 21 days from the date she receives the proposed release to consider the release (although she may choose voluntarily to sign it earlier); (D) she has seven days following the date she signs the release to revoke the release by providing written notice of her revocation to the Board of Directors; and (E) the release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date that the release is signed by the Executive.
          (c) The claims included in this release and waiver do not include vested rights, if any, under any qualified retirement plan in which the Executive participates, and her COBRA, unemployment compensation and worker’s compensation rights, if any. Nothing in this release shall be construed to constitute a waiver of: (i) any claims the Executive may have against the Company that arise from acts or omissions that occur after the effective date of this Release; (ii) the Executive’s right to file an administrative charge with any governmental agency concerning the termination of that employment; or (iii) the Executive’s right to participate in any administrative or court investigation, hearing or proceeding. The Executive agrees, however, to waive and release any right to receive any individual remedy or to recover any individual monetary or non-monetary damages as a result of any such administrative charge or proceeding. In addition, this release does not affect the Executive’s rights as expressly created by this Agreement, and does not limit her ability to enforce this Agreement.
     11. Indemnification. The Company and the Executive acknowledge that the Executive’s services as an officer of the Company exposes the Executive to risks of personal liability arising from, and pertaining to, the Executive’s participation in the management of the Company. The Company shall defend, indemnify and hold harmless the Executive from any actual cost, loss, damages, attorneys’ fees, or liability suffered or incurred by the Executive arising out of, or connected to, the Executive’s services as an officer of the Company or any of its current, former, or future subsidiaries to the fullest extent allowed by law. The Company will not have any obligation to the Executive under this Section for any loss suffered if the Executive voluntarily pays, settles, compromises, confesses judgment for, or admits liability with respect to without the approval of the Company. Within 30 days after the Executive receives notice of any claim or action which may give rise to the application of this Section, the Executive shall notify the Company or its counsel in writing of the claim or action with a copy thereof. The Executive’s failure to timely notify the Company of the claim or action will relieve the Company from any obligation to the Executive under this Section 11. The Executive will reasonably assist the Company in the defense of any action. The Company will not indemnify the Executive for any intentional acts or misconduct engaged in by the Executive, including, but not limited to, any acts which could result in a termination for Cause pursuant to Section 5(a).
     12. Miscellaneous.
          (a) Notice. Notices given pursuant to the provisions of this Agreement shall be sent by certified mail, postage prepaid, or by overnight courier, or telecopier to the following addresses:

To the Company:	Premier Exhibitions, Inc.
Attn: President and Chief Executive Officer
3340 Peachtree Road, NE
Suite 2250
Atlanta, GA 30326

To the Executive:

     Either party may, from time to time, designate any other address to which any such notice to it or her shall be sent. Any such notice shall be deemed to have been delivered upon the earlier of actual receipt or four days after deposit in the mail, if by certified mail.
          (b) Tax Withholdings. The Company shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local or other taxes.
          (c) Executive Acknowledgement. The Executive acknowledges that she has had the opportunity to discuss this Agreement with and obtain advice from her private attorney, has had sufficient time to and has carefully read and fully understands all of the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.
          (d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida and the sole and exclusive venue for any litigation arising out of this contract will be the circuit court in Hillsborough County, Florida.
          (e) Waiver/Amendment. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.
          (f) Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and replaces and supersedes any prior agreements or understandings, including, but not limited to, the Original Agreement.
          (g) Facsimiles/PDF’s/Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument. Facsimile copies and electronic Portable Document Format files of executed signature pages will be deemed original for all purposes.
          (h) Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company.
          (i) Severability. If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding.
          (j) Section 409A of the Code. This Agreement and the compensation and benefits provided hereunder are intended to be exempt from or to comply with the requirements of Section 409A, and shall be interpreted and administered consistent with such intent.

     IN WITNESS WHEREOF, the Company and the Executive have duly executed this Agreement as of the date first above written.

COMPANY: Premier Exhibitions, Inc.
By:	/s/ Arnie Geller
Arnie Geller, President and CEO

Executive:
/s/ Kelli L. Kellar
Kelli L. Kellar